                                             As Filed Pursuant to Rule 424(b)(3)
                                             Registration No. 333-102206


Amendment to Prospectus Supplement dated May 13, 2003

(to prospectus dated January 29, 2003)

                                 E1,500,000,000

                                [CITIGROUP LOGO]

                             3.875% NOTES DUE 2010

                            ------------------------

     This is an amendment to the prospectus supplement dated May 13, 2003 to the prospectus dated January 29, 2003. This amendment should be read together with the prospectus supplement and the prospectus.

     On page S-29 of the prospectus supplement, the CUSIP No. for the notes and the ISIN for the DTC notes are incorrect. The correct CUSIP No. for the notes is 172967 BZ 3, and the correct ISIN for the DTC notes is US172967BZ30.

                            ------------------------

                                   CITIGROUP
BARCLAYS CAPITAL
                        BNP PARIBAS
                                             UBS WARBURG
                                                             WESTLB AG
FORTIS BANK                                                  RBC CAPITAL MARKETS

June 25, 2003